UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 28, 2007

 DCI USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31143	22-3742159
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
8 BOND STREET
GREAT NECK, NEW YORK 11021
(Address of Principal Executive Offices, including Zip Code)

(212) 994-9594
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 28, 2007, DCI USA Inc. (the “Registrant”) and Senergy Ltd., an Israeli Limited Liability Company (“Senergy”) which is in the business of manufacturing, selling, distributing and installing solar-energy related products, entered into a Purchase and Strategic Relationship Agreement (the “Senergy Agreement”), a copy of which is attached hereto as exhibit 99.01 together with an amendment thereto as Exhibit 99.02. The Senergy Agreement provides Registrant with an opportunity to enter the field of solar energy, utilizing the experience of Senergy personnel and its established networks of clients and distribution. It provides further depth to the Registrant’s clean-energy business focus.

Under the terms of the agreement, Registrant will create a wholly-owned subsidiary (tentatively, “DCI Solar”) which shall invest US $500,000 in Senergy, on an installment basis, to be paid by June 30, 2007. Senergy shall in turn deliver to DCI Solar promissory notes in the amount of each installment; the funds due under each of the notes shall be considered capital contribution to Senergy in the event that the latter effects a public offering of its common stock.

Registrant will receive free and clear 60% of the fully diluted total equity of Senergy, as represented by common shares of Senergy. No new or current shares of Senergy shall be offered or issued for any purpose during the term of the agreement issue absent the written consent the Registrant. Additionally, Senergy shall have the right to appoint one director to Registrant’s Board of Directors.

Item 3.02. Unregistered Sale of Securities

The Senergy Agreement grants a 3 year option for the principals of Senergy to purchase up to 6,000,000 shares of Registrant’s common stock, priced at US$0.10 per share for purchases of up to 2,000,000 shares, US$0.15 per share for purchases of shares past the initial 2,000,000 purchased, and US$0.20 for purchases of shares beyond 4,000,000. The shares received under such an option would be unregistered, and subject to the various restrictions imposed by U.S. federal and state securities law. A copy of the Option Agreement is attached hereto as Exhibit 99.03.

The Senergy Agreement grants Senergy the option to purchase, after a three-year period, up to 49% of the equity of DCI Solar, depending upon the profitability of the operations contemplated in the Agreement. The shares received under such an option would be unregistered, and subject to the various restrictions imposed by U.S. federal and state securities law.

In recognition of services provided, and as an incentive for the continuation of same, Alon Segev, a Principal of Senergy, was granted a separate 3 year option for the purchase of up to 6 million shares of Registrant’s common stock, under the same terms as described for the option granted to the Principals of Senergy. A copy of the Option Agreement is attached hereto as exhibit 99.04

Item 5.02. Departure of an Officer

At the January 26, 2007 meeting of Registrant’s Board of Directors, Michael Gibbs, our Chief Financial Officer, announced that he would resign from his position effective March 31, 2007.

Item 9.01. Exhibits.

Exhibit 99.01  Purchase and Strategic Relationship Agreement

Exhibit 99.02  Amendment No. 1 to Purchase and Strategic Relationship Agreement

Exhibit 99.03  Form of Option Purchase Agreement

Exhibit 99.04  Form of Option Purchase Agreement

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally relate to the Registrant’s plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends.  Actual future results may differ materially from those projected as a result of certain risks and uncertainties.  For a discussion of such risks and uncertainties, see "Risk Factors" as described in Registrant’s most recent Form 10/QSB.

These forward-looking statements are made only as of the date hereof, and the Registrant undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DCI USA, INC.

Dated: February 1, 2007	By: /s/ Jonathan Ilan Ofir
Name: Jonathan Ilan Ofir
Title: Chief Executive Officer